Ex. 10.5

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Assumption Agreement”), dated as of August 16, 2019 (this “Agreement”), is entered into by and among White Eagle Asset Portfolio, LP, a Delaware limited partnership (the “Partnership”) and Lamington Road Designated Activity Company, a designated activity company incorporated with limited liability under the laws of Ireland (“Lamington Road”), and for purposes of Section 3 hereof, Emergent Capital, Inc., a Florida corporation (“Parent”), Imperial Finance & Trading, LLC, a Florida limited liability company (“Imperial”), and White Eagle General Partner, LLC, a Delaware limited liability company and the general partner of the Partnership (the “Withdrawing General Partner” and, together with the Partnership, Lamington Road, Parent and Imperial, the “Parties”, and each a “Party”).
WHEREAS, on November 14, 2018, the Withdrawing General Partner and Lamington Road filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (as amended from time to time, the “Bankruptcy Code”) in the Bankruptcy Court, and on December 13, 2018, the Partnership filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court (together with the November 14, 2018 filings jointly administered under Case No 18-12808 (KG), the “Chapter 11 Cases”);
WHEREAS, Palomino JV, L.P., a Cayman exempted limited partnership (the “Purchaser”) wishes to purchase from the Partnership, and the Partnership wishes to issue and sell to the Purchaser, 7,250 Class A Partnership Units in the Partnership, which, immediately following such issuance and the consummation of the transactions contemplated by the Transaction Documents, will equal 72.5% of the total issued and outstanding partnership interests of the Partnership, and 100 Class D Partnership Units (the “Purchased Interests”), and the Purchaser wishes to be admitted, and the Partnership wishes to admit the Purchaser, as a Class A Limited Partner and a Class D Limited Partner of the Partnership, on the terms and subject to the conditions of the Subscription Agreement (“Subscription Agreement”), dated as of the date hereof, by and among the Purchaser, the Partnership, the Withdrawing General Partner, Lamington Road and Parent and the Amended and Restated Agreement of Limited Partnership dated as of the date hereof by and among the Withdrawing General Partner, the New General Partner (as defined in the A&R LPA) and the limited partners named therein (the “A&R LPA”);
WHEREAS, Lamington Road wishes to exchange its outstanding partnership interests in the Partnership for Class B Partnership Units, on the terms and subject to the conditions set forth in that certain Partnership Interest Exchange Agreement (the “Partnership Interest Exchange Agreement”), dated as of the date hereof, by and between Lamington Road and the Partnership; and
WHEREAS, as a condition and inducement to Purchaser entering into the Subscription Agreement, concurrently with the Closing, pursuant to this Agreement, (a) Lamington Road shall assume any and all Liabilities of and against the Partnership, the Withdrawing General Partner, or either of them, including, without limitation, any and all of the White Eagle Liabilities (as defined below), and (b) Lamington Road, Parent and the Withdrawing General Partner agree to terminate, waive and release (i) all intercompany debts, claims and contracts (other than the A&R LPA), and

(ii) all Liabilities of and against the Partnership or any of its related persons or entities, on the one hand, to each or any of Lamington Road, Imperial, the Withdrawing General Partner, Parent, or any of their respective affiliates, shareholders, insiders, officers, directors, employees, agents, representatives, subsidiaries, predecessors, successors, assigns or other related persons or entities, on the other;
NOW, THEREFORE, in consideration of the above premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Section 1.Definitions. Any capitalized term used herein but not defined herein shall have the meaning given to such term in the Subscription Agreement.
Section 2.    Assumption of Liabilities. Without limiting and in furtherance of the Approval Order, automatically upon the Closing, the Partnership hereby irrevocably assigns to Lamington Road, and Lamington Road hereby irrevocably assumes, undertakes, and agrees to perform, pay, honor, be liable for, and discharge when due, any and all Liabilities, of and against the Partnership or the Withdrawing General Partner, including, without limitation, any and all Liabilities or obligations in existence as of the Closing or relating to the business or operations of the Partnership or the Withdrawing General Partner as conducted prior to the Closing or otherwise, including, without limitation, the Partnership’s and Withdrawing General Partner's obligations under the Plan (such Liabilities, collectively the “White Eagle Liabilities”). Lamington Road acknowledges that it has received fair consideration and reasonably equivalent value in exchange for its assumption of any and all of such Liabilities, including, without limitation, the White Eagle Liabilities, hereunder, comprised of, among other things, the issuance to Lamington Road of the Class B Limited Partnership Interests pursuant to and in accordance with the Partnership Interest Exchange Agreement, the repayment by (or on behalf of) the Purchaser of certain Indebtedness of the Partnership and certain Partnership Expenses pursuant to and in accordance with the Subscription Agreement and the reserve of a portion of the Purchase Price to be held in a manner satisfactory to the Purchaser and used to satisfy the White Eagle Liabilities under the Plan and Settlement Agreement pursuant to and in accordance with the Subscription Agreement. Notwithstanding anything in this Agreement or any other agreement to the contrary, from and after the Closing, the Partnership shall have no further Liability or obligation with respect to the White Eagle Liabilities and all such White Eagle Liabilities shall be expressly assumed in their entirety by Lamington Road.
Section 3.    Termination, Waiver and Release of Intercompany Obligations and Claims. Without limiting and in furtherance of the Approval Order, effective automatically upon the Closing, all of the claims and Liabilities of and against the Partnership in favor of the Withdrawing General Partner, Lamington Road, Imperial or Parent or any of their respective affiliates, or of their or their affiliates' shareholders, partners, equityholders, members, insiders, officers, directors, managers, employees, advisors, agents, representatives, subsidiaries, predecessors, successors or assigns, arising under, in connection with or relating to any written or oral agreements (other than the A&R LPA), formal or informal arrangement, course of dealing or course of conduct to which the Partnership is or ever participated or has ever been party, in each case in existence as of or at any time prior to the Closing (collectively, the “Claims”) are hereby forever irrevocably terminated, waived, discharged and released by the Withdrawing General Partner, Lamington Road, Imperial

and Parent for themselves and on behalf of their respective affiliates, or of their or their affiliates' shareholders, partners, equityholders, members, insiders, officers, directors, managers, employees, advisors, agents, representatives, subsidiaries, predecessors, successors and assigns. Lamington Road, the Withdrawing General Partner, Imperial and Parent each acknowledge, for themselves and on behalf of their respective affiliates, or of their or their affiliates' shareholders, partners, equityholders, members, insiders, officers, directors, managers, employees, advisors, agents, representatives, subsidiaries, predecessors, successors and assigns, that each of them has received fair consideration and reasonably equivalent value in exchange for their termination, waiver and release of all such Claims comprised of, among other things, the issuance to Lamington Road of the Class B Limited Partnership Interests pursuant to and in accordance with the Partnership Interest Exchange Agreement, the repayment by the Purchaser of certain Indebtedness of the Partnership and certain Partnership Expenses pursuant to and in accordance with the Subscription Agreement and the reserve of a portion of the Purchase Price to be held in a manner satisfactory to the Purchaser and used to satisfy the White Eagle Liabilities under the Plan and Settlement Agreement pursuant to and in accordance with the Subscription Agreement. Notwithstanding anything in this Agreement or any other agreement to the contrary, none of the Claims are part of the sale and transfer of Purchased Interests, and all such intercompany debts, obligations, claims and liabilities are hereby specifically excluded from such sale and transfer.
Section 4.    Further Assurances. Each Party hereby agrees to execute and deliver such additional documents, instruments, conveyances, and assurances, and to take such commercially reasonable actions, as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by the Transaction Documents.
Section 5.    Amendment and Modification; Waiver. No provision of this Agreement may be waived, amended, modified, or supplemented except by written instrument authorized and executed by each of the Parties. No waiver by a Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving. The waiver by a Party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.
Section 6.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. No Party may assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of the other Parties, and any such purported assignment or delegation without such consent shall be void.
Section 7.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement and all matters, claims, controversies, disputes, suits, actions or proceedings arising out of or relating to this Agreement and the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby, including all rights of the Parties (whether sounding in contract, tort, common or statutory law, equity or otherwise) in connection therewith, shall in all respects be interpreted, construed and governed by and in accordance with, and enforced pursuant to, the internal laws of the state of New York, without reference to conflicts of laws provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. Each of the Parties irrevocably submits to the co-exclusive jurisdiction of (a) any state or federal court sitting in the Borough of Manhattan, New York, New York (and, in each case, any appellate court therefrom) and (b) to the extent provided in the Approval Order, the Bankruptcy Court in respect of any claim, action, suit or proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, arising out of, relating to or in connection with this Agreement. Each Party irrevocably waives and agrees not to assert, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such proceedings in any such court and any claim that any proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties agrees that a final judgment in any claim, suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH PARTY (A) ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING THAT MAY ARISE UNDER OR RELATE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND (B) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS, OR IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES TO THIS AGREEMENT WITH RESPECT TO THE TRANSACTION DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
Section 8.    Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 9.    Merger and Integration. This Agreement, together with the other Transaction Documents, set forth the entire understanding of the Parties hereto relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.
Section 10.    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid or unenforceable by any court of competent jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
Section 11.    Counterparts. This Agreement may be executed in two or more counterparts (and by different Parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by a portable document format image shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.    Third-Party Beneficiary. The Parties agree that each of the Purchaser and the New General Partner is an intended third-party beneficiary of the rights, benefits and privileges set forth in this Agreement and shall have standing to enforce the terms herein.
ARTICLE II.     [Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Assumption Agreement as of the date first above written.

LAMINGTON ROAD DESIGNATED ACTIVITY
COMPANY

By: /s/ Miriam Martinez_______________
Name: Miriam Martinez
Title: Director

WHITE EAGLE ASSET PORTFOLIO, LP

By: /s/ Miriam Martinez_______________
Name: Miriam Martinez
Title: Chief Financial Officer

EMERGENT CAPITAL, INC.

By: /s/ Miriam Martinez_______________
Name: Miriam Martinez
Title: Chief Financial Officer

WHITE EAGLE GENERAL PARTNER, LLC

By: /s/ Miriam Martinez_______________
Name: Miriam Martinez
Title: Chief Financial Officer

IMPERIAL FINANCE & TRADING, LLC

By: /s/ Miriam Martinez_______________
Name: Miriam Martinez
Title: Chief Financial Officer

[Signature Page to Assumption Agreement]